JOINDER AGREEMENT

      This Joinder Agreement ("Agreement") is made effective July 7, 2008, by and among W.P. STEWART & CO., LTD., a Bermuda exempted company (the "Company"), ARROW OFFSHORE, LTD, a Cayman Islands exempted company ("Arrow Offshore"), ARROW PARTNERS LP, a Delaware limited partnership ("Arrow Partners"), ARROW MASTERS LP, a Delaware limited partnership ("Arrow Masters" and collectively with Arrow Offshore and Arrow Partners, the "Original Investors"), and ARROW OPPORTUNITIES I, LLC, a Delaware limited liability company ("Arrow Opportunities Delaware") and ARROW OPPORTUNITIES I, LTD., a Cayman Islands exempted company ("Arrow Opportunities Cayman" and collectively with the Original Investors, the "Investors")

      Reference is made to (a) the Joinder and Amendment No. 1 to Investment Agreement, dated as of July 7, 2008 (the "Investment Agreement Amendment") by and among the Company and the Investors, and (b) the Registration Rights Agreement dated as of May 20, 2008, (the "Registration Rights Agreement"), by and among the Company and the Original Investors. The Investment Agreement Amendment amends the Investment Agreement, dated May 20, 2008, by and between the Original Investors and the Company (as so amended, the "Investment Agreement").

      This Joinder Agreement (this "Joinder Agreement") is entered into by the parties in connection with the agreement of Arrow Opportunities Delaware and Arrow Opportunities Cayman to purchase, with the Original Investors, shares of the Company under the terms and subject to the conditions in the Investment Agreement, and to join the Original Investors in acquiring additional shares in a tender offer, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 28, 2008 (as it may be amended from time to time, the "Offer to Purchase") and the related Letter of Transmittal contained in the Schedule TO filed by Purchasers with the U.S. Securities Exchange Commission on May 28, 2008 (the "Schedule TO").

      Upon execution of this Agreement by the Company and the Investors, Arrow Opportunities Delaware and Arrow Opportunities Cayman hereby join in, and shall thereafter be bound by, the terms of the Registration Rights Agreement as a Investors to the same extent and in the same manner as all other Investors, as each such term is used in the Registration Rights Agreement. The Investors hereby authorize the Company to attach to the Registration Rights Agreement (if applicable) the Investors' executed counterpart signature pages to this Joinder Agreement.

      This Joinder Agreement and the Investors' obligations hereunder may not be terminated or revoked without the prior express written consent of the Company.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, Investors and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


Arrow Masters LP                         Arrow Partners LP

By: Arrow Advisors LLC                   By: Arrow Advisors LLC
    -----------------------------            -----------------------------
    General Partner                          General Partner


By: /s/ Alexandre von Furstenberg        By: /s/ Alexandre von Furstenberg
    -----------------------------            -----------------------------
    Alexandre von Furstenberg                Alexandre von Furstenberg
    Co-Managing Member                       Co-Managing Member


By: /s/ Mal Serure                       By: /s/ Mal Serure
    -----------------------------            -----------------------------
    Mal Serure                               Mal Serure
    Co-Managing Member                       Co-Managing Member


Arrow Offshore, Ltd.                     Arrow Opportunities I, LLC

By: /s/ Mal Serure                       By: /s/ Alexandre von Furstenberg
    -----------------------------            -----------------------------
    Mal Serure                               Alexander von Furstenberg
    Director                                 Co-Managing Member


                                         By: /s/ Mal Serure
                                             -----------------------------
                                             Mal Serure
                                             Co-Managing Member
Arrow Opportunities I, Ltd.

By: /s/ Mal Serure
    -----------------------------
    Mal Serure
    Director


W.P. Stewart & Co., Ltd.

By: /s/ Susan G. Leber
    -----------------------------
    Susan G. Leber
    Managing Director - Chief Financial Officer